Exhibit 23.3

CONSENT OF KILPATRICK TOWNSEND &

STOCKTON LLP

We hereby consent to the reference to our name under the caption “Risk Factors” in the Prospectus filed as part of Amendment No. 1 to Form S-1 (File No. 333-220945) for Bandwidth Inc. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

KILPATRICK TOWNSEND & STOCKTON LLP

By:	/s/ Lynn Fowler
Lynn Fowler

Atlanta, GA

October 23, 2017